Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8: No. 333-169571) pertaining to the Capital Accumulation Plan of The Chubb Corporation of our report dated June 25, 2015, with respect to the financial statements and supplemental schedule of the Capital Accumulation Plan of The Chubb Corporation included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

New York, New York

June 25, 2015

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